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Exhibit 21. Subsidiaries of the Registrant


  The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.


SUBSIDIARIES OF THE COMPANY                    STATE OF INCORPORATION
---------------------------                    ----------------------

Mid America Bank, fsb                          Illinois
MAF Developments, Inc.                         Illinois



SUBSIDIARIES OF THE BANK                       STATE OF INCORPORATION
------------------------                       ----------------------

Mid America Investment Services, Inc. (1)      Illinois
Mid America Insurance Agency, Inc.             Illinois
Mid America Finance Corporation                Illinois
Mid America Mortgage Securities, Inc.          Illinois
N.W. Financial Corporation                     Illinois
Ambria Development Corporation                 Illinois
Randall Road Development Corporation           Illinois
Centre Point Title Services, Inc.              Illinois
Reigate Woods Development Corporation          Illinois
MAF Realty Co., L.L.C. - I   (2)               Delaware
MAF Realty Co., L.L.C. - II  (2)               Delaware
MAF Realty Co., L.L.C. - III                   Delaware
MAF Realty Co., L.L.C. - IV                    Delaware


(1) formerly known as Mid America Development Services, Inc.
(2) dissolved on September 14, 1999